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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of BWAY Corporation, Armstrong Containers, Inc., Brockway Standard, Inc., Brockway Standard (Canada), Inc., Brockway Standard (New Jersey), Inc., Brockway Standard (Ohio), Inc., Materials Management Inc., Milton Can Company, Inc., and Plate Masters, Inc. on Amendment No. 3 to Form S-4 of our report dated November 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Historical And Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 3, 1998